For further information, please contact:

Glenn L. Purple
Vice President-Finance
Tel: (860) 677-2603

                                                           FOR IMMEDIATE RELEASE

                EDAC TECHNOLOGIES REPORTS FIRST QUARTER RESULTS

FARMINGTON, Conn., May 8, 2003 - EDAC Technologies Corporation (OTC Bulletin
Board: EDAC.OB), a designer and manufacturer of tools, fixtures, jet engine components, injection molds and spindles, today reported results for the first quarter of 2003.

The first quarter 2003 net loss was $491,000 or $0.11 per diluted share versus net loss of $10,897,000 ($516,000 before the cumulative effect of the adoption of SFAS No. 142 "Goodwill and Other Intangible Assets") or $2.48 ($0.12 before the cumulative effect of the adoption of SFAS No. 142) per diluted share for the first quarter of 2002. Sales for the first quarter of 2003 were $6,109,000 versus $7,732,000 for the first quarter of 2002.

Commenting on the first quarter net loss, Dominick A. Pagano, President and Chief Executive Officer, said, "Lower sales were the result of the continued decline in the aerospace industry. The consolidation of the Company's divisions, completed in the first quarter, increased cost of sales by $159,000. Excluding the $159,000, the gross profit improved despite the reduction in sales."

ABOUT EDAC TECHNOLOGIES CORPORATION

EDAC Technologies Corporation offers design and manufacturing services for the aerospace industry in such areas as jet engine parts, special tooling, equipment and gauges and components used in the manufacture, assembly and inspection of jet engines. EDAC's spindle product line specializes in the design, manufacture and repair of precision spindles, which are an integral part of numerous machine tools found in virtually every manufacturing environment. The Apex Machine Tool product line specializes in high-precision fixtures, gauges, dies and molds.

Cautionary Statement Regarding Forward Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as "plans," seeks," "projects," "expects," "believes," "may," "anticipates," "estimates," "should," and similar expressions to identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company's products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company's competitors; and the Company's ability to enter into satisfactory financing arrangements. These and other factors are described in the Company's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.


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EDAC TECHNOLOGIES CORPORATION
FINANCIAL HIGHLIGHTS (UNAUDITED)



                                                   For the quarter ended
                                             ---------------------------------
                                               March 29,            March 30,
                                             ------------         ------------
                                                 2003                 2002
                                             ------------         ------------
Sales                                        $  6,109,333         $  7,731,734
Cost of sales                             (1)   5,731,716            7,225,755
                                             ------------         ------------
    Gross profit                                  377,617              505,979

Selling, general and
  administrative expenses                         710,930              982,016
                                             ------------         ------------

     Loss from operations                        (333,313)            (476,037)

Non-operating income
  (expense):

    Interest expense                             (169,518)            (187,184)
    Other                                          11,919               18,359
                                             ------------         ------------
                                                 (157,599)            (168,825)
     Loss before income taxes and
     cumulative effect of adoption of
     SFAS No. 142                                (490,912)            (644,862)

Benefit from income taxes                              --              129,000
                                             ------------         ------------

Loss before cumulative effect of
   adoption of SFAS No. 142                      (490,912)            (515,862)

Cumulative effect of adoption of
   SFAS No. 142                                        --          (10,381,077)
                                             ------------         ------------

    Net loss                                 $   (490,912)        $(10,896,939)
                                             ============         ============


Basic and diluted per common share data:
  Loss before cumulative effect of
    adoption of SFAS No. 142                 $      (0.11)        $      (0.12)
  Cumulative effect of adoption of
    SFAS No. 142                                       --                (2.36)
                                             ------------         ------------
  Net loss                                   $      (0.11)        $      (2.48)
                                             ============         ============

Weighted average shares outstanding:

   Basic                                        4,415,960            4,386,038
   Diluted                                      4,415,960            4,386,038



(1)  Includes $159,000 of restructuring expenses in the first quarter of 2003.

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